Exhibit 3.2

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE
SERIES C CONVERTIBLE PREFERRED STOCK OF
MAGNEGAS CORPORATION

I, Ermanno Santilli, hereby certify that I am the Chief Executive Officer of MagneGas Corporation (the “Company”), a corporation incorporated and existing under the Delaware General Corporation Law (the “DGCL”) and further do hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Company (the “Board”) by the Company’s Certificate of Incorporation, as amended and restated (the “Certificate of Incorporation”), the Board adopted the following resolutions creating a series of shares of preferred stock designated as Series C Convertible Preferred Stock, none of which shares have been issued:

RESOLVED, that the Board designates the Series C Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Certificate of Incorporation as follows:

TERMS OF SERIES C CONVERTIBLE PREFERRED STOCK

1.          Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series C Convertible Preferred Stock” (the “Preferred Shares”). The authorized number of Preferred Shares shall be 25,000 shares. Each Preferred Share shall have a par value of $0.001. Capitalized terms not defined herein shall have the meaning as set forth in Section 33 below.

2.          Ranking. Except to the extent that the holders of Preferred Shares representing at least sixty-five (65%) of the aggregate Stated Value amount of the Preferred Shares then outstanding shall be required for any change, waiver or amendment to this Certificate of Designations provided, that such sixty-five (65%) must include Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B as long as it beneficially owns any Preferred Shares (the “Required Holders”) (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 19, all shares of capital stock of the Company shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holders, voting separate as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the Maturity Date. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

3.             Dividends.

(a)          From and after June 15, 2017 (the “Initial Issuance Date”), each holder of a Preferred Share (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”), when and as declared by the Board, from time to time, in its sole discretion, which Dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in cash on the Stated Value of such Preferred Share.

(b)          In addition, from an after the occurrence of a Triggering Event until such time as all Triggering Events then outstanding are cured, each Holder shall be entitled to receive Dividends at a rate of eighteen percent (18.0%) per annum, which Dividends shall be computed on the basis of a 360-day year and twelve 30-day months, shall compound each calendar month and shall be payable by way of inclusion of the Dividends in the Conversion Amount on each Conversion Date in accordance with Section 4(c) or upon any redemption in accordance with Section 13 or upon any required payment upon any Bankruptcy Triggering Event.

4.             Conversion. At any time after the Stockholder Approval Date (as defined in the Securities Purchase Agreement), each Preferred Share shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 4.

(a)          Holder’s Conversion Right. Subject to the provisions of Section 4(d), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any portion of the outstanding Preferred Shares held by such Holder into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)          Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Preferred Share pursuant to Section 4(a) shall be determined by dividing (x) the Conversion Amount of such Preferred Share by (y) the Conversion Price (the “Conversion Rate”):

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(i) “Conversion Amount” means, with respect to each Preferred Share, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon and any accrued and unpaid Late Charges with respect to such Stated Value and Additional Amount as of such date of determination.

(ii) “Conversion Price” means, with respect to each Preferred Share, as of any Conversion Date or other date of determination, $3.00, subject to adjustment as provided herein.

(c)          Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner:

(i)          Optional Conversion. To convert a Preferred Share into shares of Common Stock on any date (a “Conversion Date”), a Holder shall deliver (whether via facsimile, electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the share(s) of Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 4(c)(iii), within three (3) Trading Days following a conversion of any such Preferred Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates representing the Preferred Shares (the “Preferred Share Certificates”) so converted as aforesaid (or an indemnification undertaking with respect to the Preferred Shares in the case of its loss, theft or destruction as contemplated by Section 19). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation and representation as to whether such shares of Common Stock may then be resold pursuant to Rule 144 or an effective and available registration statement, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, upon the request of the applicable Holder, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(iii) is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate (in accordance with Section 20(d)) representing the number of Preferred Shares not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. In connection with any conversion of Preferred Shares by a Holder, the number of Preferred Shares converted by such Holder shall be deducted from the Installment Share Amount(s) of Preferred Shares of such Holder relating to the Installment Date(s) as set forth in the applicable Conversion Notice.

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(ii)         Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to issue and deliver to the applicable Holder (or its designee) a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of such Holder or such Holder’s designee with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of the applicable Preferred Share(s) (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, (1) the Company shall pay in cash to such Holder on each day after such Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to such Holder on or prior to the Share Delivery Deadline and to which such Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by such Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline and (2) such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of the Preferred Shares that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 4(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver to the applicable Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of such Holder or such Holder’s designee with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder or pursuant to the Company’s obligation pursuant to clause (II) below, and if on or after such Share Delivery Deadline such Holder purchases (in an open market transaction or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that such Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), then, in addition to all other remedies available to such Holder, the Company shall, within three (3) Business Days after receipt of such Holder’s request and in such Holder’s discretion, either: (I) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (the “Buy-In Payment Amount”). Nothing shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of Preferred Shares as required pursuant to the terms hereof.

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(iii)        Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each Preferred Share and the Stated Value of the Preferred Shares (the “Registered Preferred Shares”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and each Holder of the Preferred Shares shall treat each Person whose name is recorded in the Register as the owner of a Preferred Share for all purposes (including, without limitation, the right to receive payments and Dividends hereunder) notwithstanding notice to the contrary. A Registered Preferred Share may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Preferred Shares by such Holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Preferred Shares in the same aggregate Stated Value as the Stated Value of the surrendered Registered Preferred Shares to the designated assignee or transferee pursuant to Section 20, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of such Registered Preferred Shares within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 4, following conversion of any Preferred Shares in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Preferred Shares to the Company unless (A) the full or remaining number of Preferred Shares represented by the applicable Preferred Share Certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 4(c)(iii)) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of the applicable Preferred Share Certificate. Each Holder and the Company shall maintain records showing the Stated Value, Dividends and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of a Preferred Share Certificate upon conversion. If the Company does not update the Register to record such Stated Value, Dividends and Late Charges converted and/or paid (as the case may be and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each Preferred Share Certificate shall bear the following legend:

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ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(iii) THEREOF. THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(iii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares submitted for conversion, the Company, subject to Section 4(d), shall convert from each Holder electing to have Preferred Shares converted on such date a pro rata amount of such Holder’s Preferred Shares submitted for conversion on such date based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 25.

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(d)          Limitations on Conversions. The Company shall not effect the conversion of any of the Preferred Shares held by a Holder, and such Holder shall not have the right to convert any of the Preferred Shares held by such Holder pursuant to the terms and conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, non-converted Preferred Shares beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred stock or warrants, including, without limitation, the Warrants) beneficially owned by such Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(d). For purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 4(d), to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Preferred Shares, by such Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Preferred Shares results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, any Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other holder of Preferred Shares that is not an Attribution Party of such Holder. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert such Preferred Shares pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of such Preferred Shares.

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(e)          Right of Alternate Conversion upon an Triggering Event.

(i) General. At any time at any time after the occurrence of an Triggering Event (regardless of whether such Triggering Event has been cured or if a Holder has delivered an Triggering Event Redemption Notice to the Company), such Holder may, at such Holder’s option, convert (each, an “Alternate Conversion”, and the date thereof, each, an “Alternate Conversion Date”) any Preferred Shares of such Holder (such Conversion Amount of the Preferred Shares subject to such Alternate Conversion, each, an “Alternate Conversion Amount”) into shares of Common Stock at the Alternate Conversion Price.

(ii) Mechanics of Alternate Conversion. On any Alternate Conversion Date, such Holder may voluntarily convert any Alternate Conversion Amount pursuant to Section 4(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion and with “Redemption Premium of the Conversion Amount” replacing “Conversion Amount” in clause (x) of the definition of Conversion Rate above with respect to such Alternate Conversion) by designating in the Conversion Notice delivered pursuant to this Section 4(e) of this Certificate of Designations that such Holder is electing to use the Alternate Conversion Price for such conversion; provided that in the event of the Conversion Floor Price Condition, on the applicable Alternate Conversion Date the Company shall also deliver to such Holder the applicable Alternate Conversion Floor Amount. Notwithstanding anything to the contrary in this Section 4(e), but subject to Section 4(d), until the Company delivers shares of Common Stock representing the applicable Alternate Conversion Amount to such Holder, such Alternate Conversion Amount may be converted by such Holder into shares of Common Stock pursuant to Section 4(c) without regard to this Section 4(e).

5.            Triggering Event Redemptions.

(a)          Triggering Event. Each of the following events shall constitute a “Triggering Event” and each of the events in clauses (xii), (xiii) and (xiv) shall constitute a “Bankruptcy Triggering Event”:

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(i) the failure of the applicable Registration Statement (as defined in the Registration Rights Agreement) to be filed with the SEC on or prior to the date that is five (5) days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is five (5) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement);

(ii) while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities (as defined in the Registration Rights Agreement) for issuance of all of such holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period (excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(iii) the suspension (or threatened suspension) from trading or the failure (or threatened failure) of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(iv) the Company’s (A) notice, written or oral, to any holder of Preferred Shares or Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for exercise of any Warrants for Warrant Shares in accordance with the provisions of the Warrants or a request for conversion of any Preferred Shares into shares of Common Stock that is requested in accordance with the provisions of this Certificate of Designations, other than pursuant to Section 4(d) hereof or (B) notice, written or oral, to any holder of the Preferred Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for any exercise of Preferred Warrants into Additional Preferred Shares that is requested in accordance with the provisions of the Preferred Warrants;

(v) the Company either (A) fails to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or Exercise Date (as defined in the Warrants) (as the case may be) or (B) fails to cure a Delivery Failure (as defined in the Preferred Warrants) by delivery of the required number of shares of Additional Preferred Shares within five (5) Trading Days after the applicable Exercise Date (as defined in the Preferred Warrants);

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(vi) at any time following the tenth (10th) consecutive day that a Holder’s Authorized Share Allocation (as defined in Section 12(a) below) is less than the sum of (A) the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion, in full, of all of the Preferred Shares then held (or deemed held) by such Holder (without regard to any limitations on conversion set forth in this Certificate of Designations and with any Preferred Shares then issuable upon exercise of the Preferred Warrant of such Holder then deemed held by such Holder) and (B) the number of shares of Common Stock that such Holder would then be entitled to receive upon exercise in full of such Holder’s Warrants (without regard to any limitations on exercise set forth in the Warrants);

(vii)  at any time the Company fails to reserve 100% of the aggregate number of Additional Preferred Shares as necessary to effect the exercise in full of the Preferred Warrants then outstanding;

(viii)  the Company’s Board of Directors fails to declare any Dividend required to be declared hereunder in accordance with Section 3;

(ix)  the Company’s failure to pay to any Holder any Dividend required to be paid to such Holder hereunder (whether or not declared by the Board of Directors) or any other amount when and as due under this Certificate of Designations (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder), the Securities Purchase Agreement or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby (in each case, whether or not permitted pursuant to the DGCL), except, in the case of a failure to pay Dividends and Late Charges when and as due, in each such case only if such failure remains uncured for a period of at least two (2) Trading Days;

(x)  the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock or Additional Preferred Shares issued to such Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by such Holder under the Securities Purchase Agreement as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) days;

(xi) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $50,000 of Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its Subsidiaries;

(xii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

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(xiii) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(xiv) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xv) a final judgment or judgments for the payment of money aggregating in excess of $50,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $50,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

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(xvi) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $50,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $50,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(xvii) other than as specifically set forth in another clause of this Section 5(a), the Company or any Subsidiary breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of three (3) consecutive Trading Days;

(xviii) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Triggering Event has occurred;

(xix)  any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Section 16 of this Certificate of Designations;

(xx)  any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;

(xxi)  any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document; or

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(xxii) any of Ermanno Santilli or Scott Mahoney cease to be active employees and officers of the Company.

(b)          Notice of a Triggering Event; Redemption Right. Upon the occurrence of a Triggering Event with respect to the Preferred Shares, the Company shall within one (1) Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (an “Triggering Event Notice”) to each Holder. At any time after the earlier of a Holder’s receipt of a Triggering Event Notice and such Holder becoming aware of a Triggering Event, such Holder may require the Company to redeem (regardless of whether such Triggering Event has been cured) all or any of the Preferred Shares by delivering written notice thereof (the “Triggering Event Redemption Notice”) to the Company, which Triggering Event Redemption Notice shall indicate the number of the Preferred Shares such Holder is electing to redeem. Each of the Preferred Shares subject to redemption by the Company pursuant to this Section 5(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount of the Preferred Shares to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as such Holder delivers a Triggering Event Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Triggering Event and ending on the date the Company makes the entire payment required to be made under this Section 5(b) (the “Triggering Event Redemption Price”). Redemptions required by this Section 5(b) shall be made in accordance with the provisions of Section 13. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5(b), but subject to Section 4(d), until the Triggering Event Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any Late Charges thereon) may be converted, in whole or in part, by such Holder into Common Stock pursuant to the terms of this Certificate of Designations. In the event of a partial redemption of the Preferred Shares held by a Holder pursuant hereto, the number of Preferred Shares of such Holder redeemed shall be deducted from the Installment Share Amount(s) of Preferred Shares of such Holder relating to the applicable Installment Date(s) as set forth in the Triggering Event Redemption Notice. In the event of the Company’s redemption of any of the Preferred Shares under this Section 5(b), a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption upon a Triggering Event shall not constitute an election of remedies by the applicable Holder or any other Holder, and all other rights and remedies of each Holder shall be preserved.

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(c)          Mandatory Redemption upon Bankruptcy Triggering Event. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Triggering Event, whether occurring prior to or following the Maturity Date, the Company shall immediately redeem, in cash, each of the Preferred Shares then outstanding at a redemption price equal to the applicable Triggering Event Redemption Price (calculated as if such Holder shall have delivered the Triggering Event Redemption Notice immediately prior to the occurrence of such Bankruptcy Triggering Event), without the requirement for any notice or demand or other action by any Holder or any other person or entity, provided that a Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver shall not affect any other rights of such Holder or any other Holder hereunder, including any other rights in respect of such Bankruptcy Triggering Event, any right to conversion, and any right to payment of such Triggering Event Redemption Price or any other Redemption Price, as applicable.

6.             Rights Upon Fundamental Transactions.

(a)          Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 6(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a stated value and dividend rate equal to the stated value and dividend rate of the Preferred Shares held by the applicable Holders and having similar ranking to the Preferred Shares, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose shares of common stock are quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion or redemption of the Preferred Shares at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 7(a) and 18, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Preferred Shares prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Preferred Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares contained in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations. Notwithstanding the foregoing, such Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 6(a) to permit the Fundamental Transaction without the assumption of the Preferred Shares. The provisions of this Section 6 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares.

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(b)          Change of Control Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control(the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to each Holder (a “Change of Control Notice”). At any time during the period beginning after a Holder’s receipt of a Change of Control Notice or such Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice, such Holder may require the Company to redeem all or any portion of such Holder’s Preferred Shares by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the number of Preferred Shares such Holder is electing to have the Company redeem. Each Preferred Share subject to redemption pursuant to this Section 6(b) shall be redeemed by the Company in cash at a price equal to the greatest of (i) the product of (w) the Change of Control Redemption Premium multiplied by (y) the Conversion Amount of the Preferred Shares being redeemed, (ii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount of the Preferred Shares being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date such Holder delivers the Change of Control Redemption Notice by (II) the Conversion Price then in effect and (iii) the product of (y) the Change of Control Redemption Premium multiplied by (z) the product of (A) the Conversion Amount of the Preferred Shares being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to such holders of the shares of Common Stock upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect (the “Change of Control Redemption Price”). (the “Change of Control Redemption Price”). Redemptions required by this Section 6(b) shall have priority to payments to all other stockholders of the Company in connection with such Change of Control. To the extent redemptions required by this Section 6(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 6(b), but subject to Section 4(d), until the applicable Change of Control Redemption Price (together with any Late Charges thereon) is paid in full to the applicable Holder, the Preferred Shares submitted by such Holder for redemption under this Section 6(b) may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 4(c) or in the event the Conversion Date is after the consummation of such Change of Control, stock or equity interests of the Successor Entity substantially equivalent to the Company’s shares of Common Stock pursuant to Section 4(c). In the event of a partial redemption of the Preferred Shares held by a Holder pursuant hereto, the number of Preferred Shares of such Holder redeemed shall be deducted from the Installment Share Amount(s) of Preferred Shares of such Holder relating to the applicable Installment Date(s) as set forth in the Change of Control Redemption Notice. In the event of the Company’s redemption of any of the Preferred Shares under this Section 6(b), such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder. Accordingly, any redemption premium due under this Section 6(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. The Company shall make payment of the applicable Change of Control Redemption Price concurrently with the consummation of such Change of Control if a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within two (2) Trading Days after the Company’s receipt of such notice otherwise (the “Change of Control Redemption Date”). Redemptions required by this Section 6 shall be made in accordance with the provisions of Section 13.

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7.            Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a)          Purchase Rights. In addition to any adjustments pursuant to Section 8 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares and assuming for such purpose that all the Preferred Shares were converted at the Alternate Conversion Price as of the applicable record date) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of such Holder until such time or times , if ever, as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation).

(b)          Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that each Holder will thereafter have the right to receive upon a conversion of all the Preferred Shares held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares contained in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Preferred Shares held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section 7 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares contained in this Certificate of Designations.

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8.            Rights Upon Issuance of Other Securities.

(a)          Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date the Company issues or sells, or in accordance with this Section 8(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 8(a)), the following shall be applicable:

(i)          Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(a)(i), the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof, minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

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(ii)         Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For purposes of this Section 8(a)(ii), the “lowest price per share for which one share of Common Stock is at any time issuable (or may become issuable assuming all possible market conditions) upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 8(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

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(iii)        Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 8(b) below), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 8(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 8(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)        Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Required Holders, the “Primary Security”, and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities”), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued (or was deemed to be issued pursuant to Section 8(a)(i) or 8(a)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such Option, if any, (II) the fair market value (as determined by the Required Holders in good faith) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Required Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 8(a)(iv). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser selected by the Required Holders (subject to the consent of the Company, not to be unreasonably withheld). The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

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(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(b)          Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 7, Section 18 or Section 8(a), if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 7, Section 18 or Section 8(a), if the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 8(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 8(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

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(c)          Holder’s Right of Adjusted Conversion Price. In addition to and not in limitation of the other provisions of this Section 8(c) or Section 4(n) of the Securities Purchase Agreement, if the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (any such securities, “Variable Price Securities”), after the Subscription Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via facsimile or electronic mail and overnight courier to each Holder on the date of such agreement and/or the issuance of such shares of Common Stock, Convertible Securities or Options, as applicable. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, each Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of the Preferred Shares by designating in the Conversion Notice delivered upon any conversion of Preferred Shares that solely for purposes of such conversion such Holder is relying on the Variable Price rather than the Conversion Price then in effect. A Holder’s election to rely on a Variable Price for a particular conversion of Preferred Shares shall not obligate such Holder to rely on a Variable Price for any future conversions of Preferred Shares. In addition, from and after the date the Company enters into such agreement or issues any such Variable Price Securities, for purposes of calculating the Pre-Installment Conversion Price and Installment Conversion Price as of any time of determination, the “Conversion Price” as used therein shall mean the lower of (x) the Conversion Price as of such time of determination and (y) the Variable Price as of such time of determination

(d)          Stock Combination Event Adjustments. If at any time and from time to time on or after the Subscription Date there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Common Stock (each, a “Stock Combination Event”, and such date thereof, the “Stock Combination Event Date”) and the Event Market Price is less than the Conversion Price then in effect (after giving effect to the adjustment in Section 8(b) above), then on the sixteenth (16th) Trading Day immediately following such Stock Combination Event Date, the Conversion Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in Section 8(b) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Conversion Price hereunder, no adjustment shall be made.

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(e)          Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect any Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of such Holder, provided that no such adjustment pursuant to this Section 8(c) will increase the Conversion Price as otherwise determined pursuant to this Section 8, provided further that if such Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Board and such Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(f)          Calculations. All calculations under this Section 8 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(g)          Voluntary Adjustment by Company. The Company may at any time, with the prior written consent of the Required Holders, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board.

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9.            Installment Conversion or Installment Redemption.

(a)          General. On each applicable Installment Date, provided there has been no Equity Conditions Failure, the Company shall convert the applicable Installment Share Amount of Preferred Shares from each Holder of Preferred Shares on such date into shares of Common Stock in accordance with this Section 9 (a “Installment Conversion”); provided, however, that the Company may, at its option following notice to each Holder as set forth below, redeem such Installment Share Amount of Preferred Shares by paying to each Holder the corresponding Installment Amount in cash (a “Installment Redemption”) or by any combination of an Installment Conversion and an Installment Redemption so long as all of the applicable Installment Share Amount of Preferred Shares related to such Installment Date shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 9. On the date which is the twenty-first (21st) Trading Day prior to each Installment Date (or, with respect to the initial Installment Date, the Initial Installment Notice Due Date) (each, an “Installment Notice Due Date”), the Company shall deliver written notice (each, a “Installment Notice” and the date all Holders receive such notice is referred to as to the “Installment Notice Date”), to each Holder of Preferred Shares and such Installment Notice shall (i) either (A) confirm that the applicable Installment Share Amount of Preferred Shares of such Holder shall be converted in whole pursuant to an Installment Conversion or (B) (1) state that the Company elects to redeem for cash, or is required to redeem for cash in accordance with the provisions of this Certificate of Designations, in whole or in part, the applicable Installment Share Amount of Preferred Shares of such Holder pursuant to an Installment Redemption and (2) specify the portion of such corresponding Installment Amount of such Holder which the Company elects or is required to redeem pursuant to an Installment Redemption (such Installment Amount to be redeemed in cash, the “Installment Redemption Amount”) and the portion of the corresponding Installment Amount of such Holder, if any, with respect to which the Company will, and is permitted to, effect an Installment Conversion (such Installment Amount so specified to be so converted pursuant to this Section 9 is referred to herein as the “Installment Conversion Amount”), which amounts when added together, must at least equal the entire applicable Installment Amount corresponding to the Installment Share Amount of Preferred Shares to be convert or redeemed, as applicable, on such Installment Date and (ii) if the applicable Installment Share Amount of Preferred Shares is to be converted, in whole or in part, pursuant to an Installment Conversion, certify that there is not then an Equity Conditions Failure as of the applicable Installment Notice Date. Each Installment Notice shall be irrevocable. If the Company does not timely deliver an Installment Notice in accordance with this Section 9 with respect to a particular Installment Date, then the Company shall be deemed to have delivered an irrevocable Installment Notice confirming an Installment Conversion of the entire Installment Share Amount of Preferred Shares related to such Installment Date and shall be deemed to have certified that there is not then an Equity Conditions Failure in connection with such Installment Conversion. No later than three (3) Trading Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Installment Notice Due Date of such shares of Common Stock issuable pursuant to the applicable Installment Notice) after delivery or deemed delivery (as applicable) of the applicable Installment Notice setting forth an Installment Conversion Amount (the “Initial Pre-Installment Conversion Shares Date”), (A) the Company shall deliver to each Holder’s account with DTC such number of shares of Common Stock (the “Initial Pre-Installment Conversion Shares”) equal to the quotient of (x) such Installment Conversion Amount divided by (y) the Pre-Installment Conversion Price, and as to which such Holder shall be the owner thereof as of such time of delivery or deemed delivery (as the case may be) of such Installment Notice and (B) in the event of the Conversion Floor Price Condition, the Company shall deliver to each Holder the applicable Conversion Initial Pre-Installment Floor Amount. Except as expressly provided in this Section 9(a), the Company shall convert and/or redeem the applicable Installment Share Amounts of Preferred Shares (and corresponding Installment Amounts) of each Holder pursuant to this Section 9 in the same ratio of the applicable Installment Share Amounts of Preferred Shares (and corresponding Installment Amounts) of each other Holder being converted and/or redeemed hereunder. The applicable Installment Conversion Amount (whether set forth in the applicable Installment Notice or by operation of this Section 9) shall be converted in accordance with Section 9(b) and the applicable Installment Redemption Amount shall be redeemed in accordance with Section 9(c).

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(b)          Mechanics of Installment Conversion. Subject to Section 4(d), if the Company delivers an Installment Notice or is deemed to have delivered an Installment Notice certifying that such Installment Share Amount of Preferred Shares is being converted, in whole or in part, in an Installment Conversion in accordance with Section 9(a), then the remainder of this Section 9(b) shall apply. The applicable Installment Conversion Amount, if any, shall be converted on the applicable Installment Date at the applicable Installment Conversion Price and (A) the Company shall, on such Installment Date, deliver to each Holder’s account with DTC such shares of Common Stock issued upon such conversion (subject to the reduction contemplated by the immediately following sentence and, if applicable, the penultimate sentence of this Section 9(b)), provided that the Equity Conditions are then satisfied (or waived in writing by such Holder) on such Installment Date and an Installment Conversion is not otherwise prohibited under any other provision of this Certificate of Designations and (B) in the event of the Conversion Floor Price Condition, the Company shall deliver to each Holder the applicable Conversion Balance Floor Amount. The number of shares of Common Stock to be delivered upon such Installment Conversion shall be reduced by the number of any Pre-Installment Conversion Shares delivered in connection with such Installment Date. If a Triggering Event occurs during any applicable Equity Conditions Measuring Period, then, at the option of each Holder designated in writing to the Company, either (i) such Holder shall return to the Company all, or any part, of such Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date or (ii) the Conversion Amount used to calculate the Triggering Event Redemption Price shall be reduced by the product of (x) the Installment Conversion Amount applicable to such Installment Date (as adjusted downward proportionally with respect to any Pre-Installment Conversion Shares returned to the Company pursuant to clause (i) above) multiplied by (y) the Conversion Share Ratio. If the Company confirmed (or is deemed to have confirmed by operation of Section 9(a)) the conversion of the applicable Installment Conversion Amount, in whole or in part, and there was no Equity Conditions Failure as of the applicable Installment Notice Date (or is deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied by operation of Section 9(a)) but an Equity Conditions Failure occurred between the applicable Installment Notice Date and any time through the applicable Installment Date (the “Interim Installment Period”), the Company shall provide each Holder a subsequent notice to that effect. If there is an Equity Conditions Failure (which is not waived in writing by such Holder) during such Interim Installment Period or an Installment Conversion is not otherwise permitted under any other provision of this Certificate of Designations, then, at the option of such Holder designated in writing to the Company, such Holder may require the Company to do any one or more of the following: (i) the Company shall redeem all or any part designated by such Holder of the unconverted Installment Conversion Amount (such designated amount is referred to as the “Designated Redemption Amount”) and the Company shall pay to such Holder within three (3) days of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 115% of such Designated Redemption Amount, and/or (ii) the Installment Conversion shall be null and void with respect to all or any part designated by such Holder of the unconverted Installment Conversion Amount and such Holder shall be entitled to all the rights of a holder of the Preferred Shares with respect to such designated part of the Installment Conversion Amount; provided, however, the Conversion Price for such designated part of such unconverted Installment Conversion Amount shall thereafter be adjusted to equal the lesser of (A) the Installment Conversion Price as in effect on the date on which such Holder voided the Installment Conversion and (B) the Installment Conversion Price that would be in effect on the date on which such Holder delivers a Conversion Notice relating thereto as if such date was an Installment Date. In addition, if any of the Equity Conditions are not satisfied (or waived in writing by such Holder) on such Installment Date or an Installment Conversion is not otherwise permitted under any other provision of this Certificate of Designations, then, at such Holder’s option, either (I) such Holder shall return any Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date or (II) the applicable Designated Redemption Amount shall be reduced by the product of (X) the Installment Conversion Amount applicable to such Installment Date multiplied by (Y) the Conversion Share Ratio. If the Company fails to redeem any Designated Redemption Amount by the third (3rd) day following the applicable Installment Date by payment of such amount by such date for any reason (including, without limitation, to the extent such payment is prohibited pursuant to the DGCL), then such Holder shall have the rights set forth in Section 13(a) as if the Company failed to pay the applicable Installment Redemption Price (as defined below) and all other rights under this Certificate of Designations (including, without limitation, such failure constituting a Triggering Event described in Section 5(a)(ix)). Notwithstanding anything to the contrary in this Section 9(b), but subject to 4(d), until the Company delivers Common Stock representing an Installment Conversion Amount to such Holder, the Preferred Shares corresponding to such Installment Conversion Amount may be converted by such Holder into Common Stock pursuant to Section 4(c). In the event that a Holder elects to convert such Preferred Shares corresponding to such Installment Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, such Preferred Shares so converted shall be deducted from the Installment Share Amount(s) of Preferred Shares of such Holder relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice and the Conversion Amount of such Preferred Shares so converted shall be deducted from the Installment Amount(s) of such Holder relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. Notwithstanding anything herein to the contrary, if, with respect to an Installment Date, the number of Pre-Installment Conversion Shares delivered to a Holder exceeds the number of Post-Installment Conversion Shares with respect to such Installment Date, then such Holder shall be entitled to keep any such excess as additional Dividends with respect to such Installment Share Amount of Preferred Shares subject to conversion or redemption, as applicable, on such Installment Date. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock in any Installment Conversion hereunder.

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(c)          Mechanics of Installment Redemption. If the Company elects or is required to effect an Installment Redemption, in whole or in part, in accordance with Section 9(a), then the Installment Redemption Amount, if any, shall be redeemed by the Company in cash on the applicable Installment Date by wire transfer to each Holder of immediately available funds in an amount equal to 103% of the applicable Installment Redemption Amount (the “Installment Redemption Price”). If the Company fails to redeem such Installment Redemption Amount on such Installment Date by payment of the Installment Redemption Price for any reason (including, without limitation, to the extent such payment is prohibited pursuant to the DGCL), then, at the option of such Holder designated in writing to the Company (any such designation shall be a “Conversion Notice” for purposes of this Certificate of Designations), such Holder may require the Company to convert all or any part of the Installment Redemption Amount at the Installment Conversion Price (determined as of the date of such designation as if such date were an Installment Date). Conversions required by this Section 9(c) shall be made in accordance with the provisions of Section 4(c). Notwithstanding anything to the contrary in this Section 9(c), but subject to Section 4(d), until the Installment Redemption Price (together with any Late Charges thereon) is paid in full, the Installment Redemption Amount (together with any Late Charges thereon) may be converted, in whole or in part, by a Holder into Common Stock pursuant to Section 4(c). In the event a Holder elects to convert all or any portion of such Preferred Shares corresponding to Installment Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, such Preferred Shares corresponding to the Installment Redemption Amount so converted shall be deducted from the Installment Share Amount(s) of Preferred Shares of such Holder relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice and the Conversion Amount of such Preferred Shares so converted shall be deducted from the Installment Amount(s) of such Holder relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. Redemptions required by this Section 9(c) shall be made in accordance with the provisions of Section 13.

(d)          Deferrals. Notwithstanding any provision of this Section 9(d) to the contrary, each Holder may, at its option and in its sole discretion, deliver a written notice to the Company no later than the Trading Day immediately prior to the applicable Installment Date electing to have the conversion or redemption, as applicable, of all or any portion of an Installment Share Amount of Preferred Shares of such Holder attributable to such Installment Date deferred (such amount of Preferred Shares deferred, the “Deferral Amount”, and such deferral, each a “Deferral”) until any subsequent Installment Date selected by such Holder, in its sole discretion, in which case, the Deferral Amount shall be added to, and become part of, such subsequent Installment Share Amount of Preferred Shares and such Deferral Amount shall continue to accrue Dividends hereunder. Any notice delivered by such Holder pursuant to this Section 9(d) shall set forth (i) the Deferral Amount and (ii) the date that such Deferral Amount shall now be payable.

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(e)          Accelerations. Notwithstanding any provision of this Section 9 to the contrary, but subject to Section 4(d), with respect to any given Installment Date (each, a “Current Installment Date”), during the period commencing on the Installment Notice Due Date immediately prior to such applicable Current Installment Date and ending on the Trading Day immediately prior to the next Installment Date (each, an “Installment Period”), each Holder may elect, at its option and in its sole discretion, at one or more times in such Installment Period, either (x) if such election is made prior to third (3rd) Trading Day immediately prior to such Current Installment Date (each, a “Pre-Delivery Acceleration Expiration Date”), to increase the Installment Conversion Amount (and related Installment Amount and Installment Share Amount of Preferred Shares) of such Holder with respect to such Current Installment Date, in which case, such Acceleration Amount(s) (as defined below) shall be added to, and become part of, the Installment Conversion Amount and the Installment Amount (and the Preferred Shares related to such Acceleration Amount shall increase the corresponding Installment Share Amount of Preferred Shares for the Current Installment Date), and converted on such Current Installment Date in accordance with Section 9(b) above (including, without limitation, with the delivery of Additional Pre-Installment Conversion Shares (as defined below) related to such Acceleration Amount as provided in this Section 9(e)) (each, an “Acceleration”, and the Conversion Amount of such Preferred Shares subject to acceleration or conversion, as applicable, an “Acceleration Amount”, and each such election date, an “Acceleration Date”) at the Installment Conversion Price of such Current Installment Date (with “Installment Conversion Price” replacing “Conversion Price” and the “Acceleration Date” replacing “Conversion Date” for all purposes hereunder with respect to such Acceleration) in accordance with the conversion procedures set forth in Section 4(c) hereunder, mutatis mutandis. Any such notice delivered by such Holder (each, an “Acceleration Notice”) shall set forth (i) the Acceleration Amount(s), (ii) the applicable Current Installment Date and (iii) the date that such Acceleration Amount(s) should have been paid if not for such Holder’s right to accelerate such Installment Share Amount(s) of Preferred Shares and related Installment Amount(s) pursuant to this Section 9(e). To the extent more than one Installment Period exists as of an Acceleration Date, such Holder shall also elect in such Acceleration Notice which Pre-Installment Conversion Price or Installment Conversion Price, as applicable, that shall apply with respect to such Acceleration. The Company shall deliver Pre-Installment Conversion Shares to such Holder with respect to any Acceleration occurring prior to the Pre-Delivery Acceleration Expiration Date related to, and based on the same Pre-Installment Conversion Price as, the Current Installment Date attributable to such Acceleration (the “Additional Pre-Installment Conversion Shares” and together with the Initial Pre-Installment Conversion Shares, the “Pre-Installment Conversion Shares”) as soon as commercially practicable after the applicable Acceleration Date, but no later than the second (2nd) Trading Day after such Acceleration Date (such date, the “Additional Pre-Installment Conversion Shares Date”) and (B) in the event of the Conversion Floor Price Condition, the Company shall deliver to the applicable Holder the applicable Conversion Additional Pre-Installment Floor Amount. Subject to Section 4(d), until the Company delivers shares of Common Stock representing the applicable Acceleration Amount to such Holder, such Preferred Shares corresponding to such Acceleration Amount may be converted by such Holder into shares of Common Stock pursuant to Section 4(c) without regard to this Section 9(e) and the Conversion Amount of such Preferred Shares so converted shall reduce the Acceleration Amount accordingly. Notwithstanding anything to the contrary in this Section 9(e), (with respect to each period commencing on an Installment Notice Due Date (the “Current Installment Notice Due Date”) and ending on the Trading Day immediately prior to the next Installment Notice Due Date (each, an “Acceleration Measuring Period”), such Holder may not elect to effect an Acceleration (the “Current Acceleration”, and such date of determination, the “Current Acceleration Determination Date”) during such Acceleration Measuring Period if the total adjustments to the Installment Conversion Amount of such Holder with respect to the Installment Date related to such Current Acceleration (as adjusted for any other Accelerations and Deferrals during such Acceleration Measuring Period), exceeds four (4) (or such greater number as mutually agreed to in writing by the Company and the Required Holders) times the applicable Holder Pro Rata Amount of the Aggregate Installment Share Amount of such Holder with respect to the Installment Date related to such Current Acceleration (without regard to any Accelerations or Deferrals with respect to the Installment Date related to such Current Acceleration).

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10.           Redemption at the Company’s Election.

(a)          Company Optional Redemption. At any time no Equity Conditions Failure exists (unless waived in writing by the Required Holders), subject to the Company’s compliance with Section 1(e) above, the Company shall have the right to redeem, in one redemption, up to each Holder’s Holder Pro Rata Amount of $10 million of the Conversion Amount of the Preferred Shares then outstanding (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). The Preferred Shares subject to redemption pursuant to this Section 10(a) shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to 115% of the greater of (i) the Conversion Amount of the Preferred Shares being redeemed as of the Company Optional Redemption Date and (ii) the product of (I) the Conversion Rate with respect to the Conversion Amount of the Preferred Shares being redeemed as of the applicable Company Optional Redemption Date (as defined below) multiplied by (II) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 10(a). The Company may exercise its right to require redemption under this Section 10(a) by delivering a written notice thereof by facsimile or electronic mail and overnight courier to all, but not less than all, of the Holders (the “Company Optional Redemption Notice” and the date all of the Holders received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice hereunder and such Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than ninety (90) Business Days nor more than one hundred and fifty (150) Business Days following the Company Optional Redemption Notice Date, (y) certify that there has been no Equity Conditions Failure (or specifying any such Equity Conditions Failure that then exists, with an acknowledgement that unless such Equity Conditions are waived by the applicable Holder, in its sole discretion, each such Company Optional Redemption Notice will be invalid) and (z) state the aggregate Conversion Amount of the Preferred Shares which is being redeemed in such Company Optional Redemption from such Holder and all of the other Holders of the Preferred Shares pursuant to this Section 10(a) on the Company Optional Redemption Date. Notwithstanding anything herein to the contrary, (i) if no Equity Conditions Failure has occurred as of the Company Optional Redemption Notice Date but an Equity Conditions Failure occurs at any time prior to the Company Optional Redemption Date, (A) the Company shall provide each Holder a subsequent notice to that effect and (B) unless such Holder waives the Equity Conditions Failure, the Company Optional Redemption with respect to such Holder shall be cancelled and the applicable Company Optional Redemption Notice shall be null and void and (ii) at any time prior to the date the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by any Holder into shares of Common Stock pursuant to Section 4(c). All Conversion Amounts converted by a Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of the Preferred Shares of such Holder required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 10(a) shall be made in accordance with Section 13. In the event of the Company’s redemption of any of the Preferred Shares under this Section 10, a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 10 is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have no right to effect a Company Optional Redemption if any Triggering Event has occurred and continuing, but any Triggering Event shall have no effect upon any Holder’s right to convert Preferred Shares in its discretion.

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(b)          Pro Rata Redemption Requirement. If the Company elects to cause a Company Optional Redemption of any Preferred Shares pursuant to Section 10(a), then it must simultaneously take the same action with respect to all of other Preferred Shares then outstanding.

11.           Non-circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Initial Issuance Date, each Holder is not permitted to convert such Holder’s Preferred Shares in full for any reason (other than pursuant to restrictions set forth in Section 4(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to effect such conversion into shares of Common Stock.

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12.           Authorized Shares.

(a)          Reservation. So long as any Preferred Shares or Preferred Warrants remain outstanding, the Company shall at all times reserve at least 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion, including without limitation, Installment Conversions, Alternate Conversions and Accelerations, of all of the Preferred Shares then outstanding or issuable upon exercise of any Preferred Warrants then outstanding (without regard to any limitations on conversions and assuming all Preferred Shares are issued and remain outstanding until the Maturity Date) (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of the Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). As long as any Preferred Warrants remain outstanding, the Company shall at all times reserve 100% of the maximum number of Additional Preferred Shares initially issuable upon exercise of the Preferred Warrants. In the event that a Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares or Preferred Warrants, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares or Preferred Warrants shall be allocated to the remaining Holders of Preferred Shares and Preferred Warrants, pro rata based on the number of the Preferred Shares or Preferred Warrants (on an as-exercised basis) then held by the Holders.

(b)          Insufficient Authorized Shares. If, notwithstanding Section 12(a) and not in limitation thereof, at any time while any of the Preferred Shares or Preferred Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding (or deemed outstanding pursuant to Section 12(a) above). Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock to a Holder upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to such Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date such Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 12(a); and (ii) to the extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of such Holder incurred in connection therewith. Nothing contained in Section 12(a) or this Section 12(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

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13.           Redemptions.

(a)          General. If a Holder has submitted a Triggering Event Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Triggering Event Redemption Price to such Holder in cash within five (5) Business Days after the Company’s receipt of such Holder’s Triggering Event Redemption Notice. If a Holder has submitted a Change of Control Redemption Notice in accordance with Section 6(b), the Company shall deliver the applicable Change of Control Redemption Price to such Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise. The Company shall deliver the applicable Installment Redemption Price to each Holder in cash on the applicable Installment Date. If a Holder has submitted a Maturity Redemption Notice in accordance with Section 14, the Company shall deliver the applicable Maturity Redemption Price to such Holder in cash on the applicable Maturity Redemption Date. The Company shall deliver the applicable Company Optional Redemption Price to each Holder in cash on the applicable Company Optional Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time a Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of such Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to such Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Preferred Shares, the Company shall promptly cause to be issued and delivered to such Holder a new Preferred Share Certificate (in accordance with Section 19) representing the number of Preferred Shares which have not been redeemed. In the event that the Company does not pay the applicable Redemption Price to a Holder within the time period required for any reason (including, without limitation, to the extent such payment is prohibited pursuant to the DGCL), at any time thereafter and until the Company pays such unpaid Redemption Price in full, such Holder shall have the option, in lieu of redemption, to require the Company to promptly return to such Holder all or any of the Preferred Shares that were submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Preferred Shares, (y) the Company shall immediately return the applicable Preferred Share Certificate, or issue a new Preferred Share Certificate (in accordance with Section 20(d)), to such Holder, and in each case the Additional Amount of such Preferred Shares shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 13, if applicable) minus (2) the Stated Value portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of such Preferred Shares shall be automatically adjusted with respect to each conversion effected thereafter by such Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) 75% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided and (C) 75% of the quotient of (I) the sum of the five (5) lowest VWAPs of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the applicable Conversion Date divided by (II) five (5) (it being understood and agreed that all such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period). A Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Preferred Shares subject to such notice.

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(b)          Redemption by Multiple Holders. Upon the Company’s receipt of a Redemption Notice from any Holder for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 5(b) or Section 6(b), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to each other Holder by facsimile or electronic mail a copy of such notice. If the Company receives one or more Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the initial Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the initial Redemption Notice and the Company is unable to redeem all of the Conversion Amount designated in such initial Redemption Notice and such other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each Holder based on the Stated Value of the Preferred Shares submitted for redemption pursuant to such Redemption Notices received by the Company during such seven (7) Business Day period.

14.           Holder Optional Redemption after Maturity Date. At any time from and after the tenth (10) Business Day prior to the Maturity Date, any Holder may require the Company to redeem (a “Maturity Redemption”) all or any number of Preferred Shares held by such Holder at a purchase price, to be paid in cash, equal to 100% of the Conversion Amount of such Preferred Shares (the “Maturity Redemption Price”) by delivery of written notice thereof (the “Maturity Redemption Notice”) to the Company. The Maturity Redemption Notice shall state the date the Company is required to pay to such Holder such Maturity Redemption Price (the “Maturity Redemption Date”), which date shall be no earlier than ten (10) Business Days following the date of delivery of such Maturity Redemption Notice. Redemptions required by this Section 14 shall be made in accordance with the provisions of Section 13.

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15.           Voting Rights. Holders of Preferred Shares shall have no voting rights, except as required by law (including without limitation, the DGCL) and as expressly provided in this Certificate of Designations. To the extent that under the DGCL the vote of the holders of the Preferred Shares, voting separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of all of the shares of the Preferred Shares, voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the DGCL), voting together in the aggregate and not in separate series unless required under the DGCL, shall constitute the approval of such action by both the class or the series, as applicable. Subject to Section 4(d), to the extent that under the DGCL holders of the Preferred Shares are entitled to vote on a matter with holders of shares of Common Stock, voting together as one class, each Preferred Share shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in Section 4(d) hereof) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated. Holders of the Preferred Shares shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Company’s bylaws and the DGCL).

16.           Covenants.

(a)          Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than Permitted Indebtedness).

(b)          Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(c)          Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the any amounts payable pursuant to this Certificate of Designations) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting a Triggering Event has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute a Triggering Event has occurred and is continuing.

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(d)          Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock (other than as required by the Certificate of Designations).

(e)          Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice and (ii) sales of inventory and product in the ordinary course of business.

(f)          Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries to mature or accelerate prior to the Maturity Date.

(g)          Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(h)          Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(i)          Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

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(j)          Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(k)          Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(l)          Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(m)          Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the Required Holders, (i) issue any Preferred Shares (other than as contemplated by the Securities Purchase Agreement and this Certificate of Designations) or (ii) issue any other securities that would cause a breach or default under this Certificate of Designations, the Preferred Warrants or the Warrants.

(n)          Financial Covenants; Announcement of Operating Results.

(i) Available Cash Test. Until such time as the Preferred Shares and Preferred Warrants are no longer outstanding, the Company’s Available Cash shall equal (x) for the period beginning on the Closing Date and ending on the six-month anniversary of the Closing Date, at least $500,000, (y) for the period beginning on the six-month anniversary of the Closing Date and ending on the one-year anniversary of the Closing Date, at least $1,000,000 and (z) on or after the one-year anniversary of the Closing Date, at least $1,500,000 (the “Available Cash Test”).

(ii) Cash Burn Test. Until such time as the Preferred Shares and Preferred Warrants are no longer outstanding, with respect to any calendar month, the Cash Burn of the Company and its Subsidiaries, in the aggregate, shall not exceed -$500,000 (the “Cash Burn Test, and together with the Available Cash Test, the “Financial Tests”).

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(iii) Operating Results Announcement. Commencing with the Fiscal Quarter ending June 30, 2017, the Company shall publicly disclose and disseminate (such date, the “Announcement Date”) its operating results (the “Operating Results”) (x) for each of the first three Fiscal Quarters of each fiscal year no later than the forty-fifth (45th) day after the end of such Fiscal Quarter and (y) for the fourth Fiscal Quarter of each Fiscal Year, no later than the ninetieth (90th) day after the end of such Fiscal Year (including, without limitation, the Company’s Available Cash and Cash Burn for such Fiscal Quarter), and in the event the Company shall have satisfied the Financial Tests such announcement shall include a statement to the effect that the Company is not in breach of the Financial Tests for such Fiscal Quarter. On the Announcement Date, the Company shall also provide to the Holders a certification, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying that the Company satisfied the Financial Tests for such Fiscal Quarter. If the Company has failed to meet any Financial Test for such Fiscal Quarter (a “Financial Covenant Failure”), the foregoing written certification that the Company provides to the Holders shall also state each Financial Test that has not been met (a “Financial Covenant Failure Notice”). Concurrently with the delivery of each Financial Covenant Failure Notice to the Holders, the Company shall also make publicly available (as part of a Quarterly Report on Form 10-Q, Annual Report on Form 10-K or on a Current Report on Form 8-K, or otherwise) the Operating Results, the Financial Covenant Failure Notice and the fact that an Triggering Event has occurred under the Preferred Shares.

(o)          Independent Investigation. At the request of any Holder either (x) at any time when a Triggering Event has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute a Triggering Event or (z) at any time such Holder reasonably believes a Triggering Event may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Holder with the Consent of the Company (not to be unreasonably withheld) at the expense of the Company to investigate as to whether any breach of the Certificate of Designations has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of the Certificate of Designations has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each Holder of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

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17.         Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per Preferred Share equal to the sum of (i) the Black Scholes Value (as defined in the Warrants) with respect to the outstanding portion of all Warrants held by such Holder (without regard to any limitations on the exercise thereof) as of the date of such event and (ii) the greater of (A) 115% of the Conversion Amount thereof on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Shares into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and all holders of shares of Parity Stock. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 17. All the preferential amounts to be paid to the Holders under this Section 17 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 17 applies. Upon payment in full of the Black Scholes Value of such Warrants pursuant to this Section 17, such Warrants shall be deemed repurchased by the Company and no longer exercisable.

18.         Distribution of Assets. In addition to any adjustments pursuant to Section 7(a) and Section 8, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then each Holder, as holders of Preferred Shares, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares and assuming for such purpose that the Preferred Share was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that such Holder’s right to participate in any such Distribution would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to such extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of such Holder until such time or times as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

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19.           Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Preferred Shares; (c) without limiting any provision of Section 1, create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Preferred Shares with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (d) purchase, repurchase or redeem any shares of capital stock of the Company junior in rank to the Preferred Shares (other than pursuant to equity incentive agreements (that have in good faith been approved by the Board) with employees giving the Company the right to repurchase shares upon the termination of services); (e) without limiting any provision of Section 1, pay dividends or make any other distribution on any shares of any capital stock of the Company junior in rank to the Preferred Shares; (f) issue any Preferred Shares other than pursuant to the Preferred Warrants, this Certificate of Designations or the Securities Purchase Agreement; or (g) without limiting any provision of Section 11, whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares.

20.           Reissuance of Preferred Certificates

(a)          Transfer. If any Preferred Shares are to be transferred, the applicable Holder shall surrender the applicable Preferred Share Certificate to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new Preferred Share Certificate (in accordance with Section 20(d)), registered as such Holder may request, representing the outstanding number of Preferred Shares being transferred by such Holder and, if less than the entire outstanding number of Preferred Shares is being transferred, a new Preferred Share Certificate (in accordance with Section 20(d)) to such Holder representing the outstanding number of Preferred Shares not being transferred. Such Holder and any assignee, by acceptance of the Preferred Share Certificate, acknowledge and agree that, by reason of the provisions of Section 4(c) following conversion or redemption of any of the Preferred Shares, the outstanding number of Preferred Shares represented by the Preferred Shares may be less than the number of Preferred Shares stated on the face of the Preferred Shares.

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(b)          Lost, Stolen or Mutilated Preferred Share Certificate. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Preferred Share Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Preferred Share Certificate, the Company shall execute and deliver to such Holder a new Preferred Share Certificate (in accordance with Section 20(d)) representing the applicable outstanding number of Preferred Shares.

(c)          Preferred Share Certificate Exchangeable for Different Denominations. Each Preferred Share Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Company, for a new Preferred Share Certificate or Preferred Share Certificate(s) (in accordance with Section 20(d)) representing in the aggregate the outstanding number of the Preferred Shares in the original Preferred Share Certificate, and each such new 20(d) will represent such portion of such outstanding number of Preferred Shares from the original Preferred Share Certificate as is designated by such Holder at the time of such surrender.

(d)          Issuance of New Preferred Share Certificate. Whenever the Company is required to issue a new Preferred Share Certificate pursuant to the terms of this Certificate of Designations, such new Preferred Share Certificate (i) shall represent, as indicated on the face of such Preferred Share Certificate, the number of Preferred Shares remaining outstanding (or in the case of a new Preferred Share Certificate being issued pursuant to Section 20(a) or Section 20(c), the number of Preferred Shares designated by such Holder which, when added to the number of Preferred Shares represented by the other new Preferred Share Certificates issued in connection with such issuance, does not exceed the number of Preferred Shares remaining outstanding under the original Preferred Share Certificate immediately prior to such issuance of new Preferred Share Certificate), and (ii) shall have an issuance date, as indicated on the face of such new Preferred Share Certificate, which is the same as the issuance date of the original Preferred Share Certificate.

21.           REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by such Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to any Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Certificate of Designations (including, without limitation, compliance with Section 8(a)).

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22.         Payment of Collection, Enforcement and Other Costs. If (a) any Preferred Shares are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under this Certificate of Designations with respect to the Preferred Shares or to enforce the provisions of this Certificate of Designations or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Certificate of Designations, then the Company shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

23.         Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Company and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations. Terms used in this Certificate of Designations and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Required Holders.

24.         Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof. Notwithstanding the foregoing, nothing contained in this Section 24 shall permit any waiver of any provision of Section 4(d).

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25.           Dispute Resolution.

(a)          Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, an Installment Conversion Price, a Pre-Installment Conversion Price, an Alternate Conversion Price, a Black Scholes Consideration Value, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the applicable Holder (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Installment Conversion Price, such Pre-Installment Conversion Price, such Alternate Conversion Price, such Black Scholes Consideration Value, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or such Holder (as the case may be) of such dispute to the Company or such Holder (as the case may be), then such Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii) Such Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 25 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either such Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and such Holder or otherwise requested by such investment bank, neither the Company nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

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(iii) The Company and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and such Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b)          Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 25 constitutes an agreement to arbitrate between the Company and each Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that any Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 25, (ii) a dispute relating to a Conversion Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 8(a), (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred, (iii) the terms of this Certificate of Designations and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Certificate of Designations and any other applicable Transaction Documents, (iv) the applicable Holder (and only such Holder with respect to disputes solely relating to such Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 25 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 25 and (v) nothing in this Section 25 shall limit such Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 25).

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26.           Notices; Currency; Payments.

(a)          Notices. The Company shall provide each Holder of Preferred Shares with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide each Holder with prompt written notice of all actions taken pursuant to this Certificate of Designations, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(b)          Currency. All dollar amounts referred to in this Certificate of Designations are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Certificate of Designations shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Certificate of Designations, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c)          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Certificate of Designations, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement), provided that such Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and such Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Certificate of Designations is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

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27.         Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Certificate of Designations and the Securities Purchase Agreement.

28.         Governing Law. This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Except as otherwise required by Section 25 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 25. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CERTIFICATE OF DESIGNATIONS OR ANY TRANSACTION CONTEMPLATED HEREBY.

29.           Judgment Currency.

(a)          If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 28 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Certificate of Designations, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 29(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

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(b)          If in the case of any proceeding in the court of any jurisdiction referred to in Section 29(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c)          Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Certificate of Designations.

30.           Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

31.           Maximum Payments. Without limiting Section 9(d) of the Securities Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the applicable Holder and thus refunded to the Company.

32.           Stockholder Matters; Amendment.

(a)          Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the DGCL, the Certificate of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company’s stockholders or at a duly called meeting of the Company’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

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(b)          Amendment. This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the DGCL, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the DGCL and the Certificate of Incorporation.

33.           Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a)          “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)          “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)          “Additional Amount” means, as of the applicable date of determination, with respect to each Preferred Share, all declared and unpaid Dividends on such Preferred Share.

(d)          “Additional Preferred Shares” shall have the meaning as set forth in the Securities Purchase Agreement.

(e)          “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 8(a)) of shares of Common Stock (other than rights of the type described in Section 7(a) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(f)          “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(g)          “Alternate Conversion Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the applicable Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Alternate Conversion Date and (II) the applicable Alternate Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) on the applicable Share Delivery Deadline with respect to such Alternate Conversion from (II) the quotient obtain by dividing (x) the applicable Conversion Amount that such Holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to clause (x) of such definition.

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(h)          “Aggregate Installment Share Amount” means 1,200 Preferred Shares.

(i)          “Alternate Conversion Price” means, with respect to any Alternate Conversion that price which shall be the lower of (A) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion and (B) the greater of (x) the Floor Price and (y) the lowest of (i) 85% of the VWAP of the Common Stock as of the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, (ii) 85% of the VWAP of the Common Stock as of the Trading Day of the delivery or deemed delivery of the applicable Conversion Notice and (iii) 85% of the price computed as the quotient of (I) the sum of the VWAP of the Common Stock for each of the ten (10) Trading Days with the lowest VWAP of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) ten (10) (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock Dividends, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period.

(j)          “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the Subscription Date pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

(k)          “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Initial Issuance Date, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

(l)          “Available Cash” means, with respect to any date of determination, an amount equal to the aggregate amount of the Cash of the Company and its Subsidiaries (excluding for this purpose cash held in restricted accounts, other than as provided for in the Transaction Documents) as of such date of determination held in bank accounts of financial banking institutions in the United States of America.

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(m)          “Black Scholes Consideration Value” means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

(n)          “Bloomberg” means Bloomberg, L.P.

(o)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(p)          “Cash” of the Company and its Subsidiaries on any date shall be determined from such Persons’ books maintained in accordance with GAAP, and means, without duplication, the cash, cash equivalents and Eligible Marketable Securities accrued by the Company and its wholly owned Subsidiaries on a consolidated basis on such date.

(q)           “Cash Burn” means, with respect to any given month, the largest negative number of the following: (i) the difference of (x) Available Cash measured as of the end of the last calendar day of such month, less (y) the sum of (A) Available Cash measured as of the end of the last calendar day of the month immediately preceding such month; and (ii) the difference of (x) the sum of (A) Consolidated Net Income for such month, (B) depreciation expense for such month, (C) amortization for such month, and (D) stock based compensation for such month, less (y) the sum of (A) capital expenditures for such month, (B) any cash proceeds from any accounts receivable collected during such month and before such accounts receivable had been outstanding for 30 days, (C) any accounts payable outstanding more than 45 days during such month and (D) any payments of Dividends, Stated Value or other amounts under any Indebtedness during such month. For purposes of the foregoing, each of depreciation, amortization, stock based compensation, capital expenditures, accounts receivable, and accounts payable shall each be calculated in accordance with GAAP.

(r)           “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, such holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

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(s)          “Change of Control Redemption Premium” means 115%.

(t)          “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holder. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 25. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(u)          “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued the Preferred Shares, the Preferred Warrants (as defined in the Securities Purchase Agreement) and the Warrants pursuant to the terms of the Securities Purchase Agreement.

(v)          “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

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(w)          "Consolidated Net Income” means, for any applicable period, the net income (loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non-recurring gains or losses or gains or losses from dispositions, (b) restructuring charges, (c) any tax refunds, net operating losses or other net tax benefits, (d) effects of discontinued operations and (e) Dividends income (including Dividends paid-in-kind).

(x)          “Conversion Additional Pre-Installment Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the applicable Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Additional Pre-Installment Conversion Shares Date and (II) the applicable Pre-Installment Conversion Price and (B) the difference obtained by subtracting (I) the number of Additional Pre-Installment Conversion Shares delivered (or to be delivered) on the applicable Additional Pre-Installment Conversion Shares Date from (II) the quotient obtain by dividing (x) the applicable Acceleration Amount that such Holder has elected to be the subject of the applicable Installment Conversion, by (y) the applicable Pre-Installment Conversion Price without giving effect to clause (x) of such definition.

(y)          “Conversion Balance Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the applicable Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Installment Date and (II) the applicable Installment Conversion Price and (B) the difference obtained by subtracting (I) the number of Installment Balance Conversion Shares delivered (or to be delivered) on the applicable Installment Date from (II) the Installment Balance Floor Conversion Shares.

(z)          “Conversion Floor Price Condition” means that the relevant Alternate Conversion Price, Installment Conversion Price or Pre-Installment Conversion Price, as applicable, is being determined based on clause (x) of such definitions.

(aa)         “Conversion Initial Pre-Installment Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the applicable Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Initial Pre-Installment Conversion Shares Date and (II) the applicable Pre-Installment Conversion Price and (B) the difference obtained by subtracting (I) the number of Initial Pre-Installment Conversion Shares delivered (or to be delivered) on the applicable Initial Pre-Installment Conversion Shares Date from (II) the quotient obtain by dividing (x) the applicable Installment Amount that is the subject of the applicable Installment Conversion, by (y) the applicable Pre-Installment Conversion Price without giving effect to clause (x) of such definition.

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(bb)         “Conversion Share Ratio” means as to any applicable Installment Date, the quotient of (i) the number of Pre-Installment Conversion Shares delivered in connection with such Installment Date divided by (ii) the number of Post-Installment Conversion Shares applicable to such Installment Date.

(cc)         “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(dd)         “Current Subsidiary” means any Person in which the Company on the Subscription Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries”.

(ee)         “Eligible Market” means The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market.

(ff)          “Eligible Marketable Securities” as of any date means marketable securities which would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with GAAP, and which are permitted under the Company’s investment policies as in effect on the Initial Issuance Date or approved thereafter by the Board.

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(gg)         “Equity Conditions” means, with respect to an given date of determination: (i) on each day during the period beginning thirty calendar days prior to such applicable date of determination and ending on and including such applicable date of determination either (x) one or more Registration Statements (each, a “Resale Registration Statement”) shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously sold pursuant to such prospectus deemed unavailable) for the resale of all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Preferred Shares being redeemed, as applicable, in the event requiring this determination at the Alternate Conversion Price then in effect (without regard to any limitations on conversion set forth herein)) (each, a “Required Minimum Securities Amount”) that are not available to be resold by the applicable Holder pursuant to Rule 144 (each, a “Required Minimum Resale Securities Amount”), and there shall not have been during such period any Grace Periods (as defined in the Registration Rights Agreement) or (y) such portion of the applicable Required Minimum Securities Amount that are not eligible for resale pursuant to an available Resale Registration Statement (each, a “Required Minimum 144 Securities Amount”) shall be eligible for resale pursuant to Rule 144 (as defined in the Securities Purchase Agreement) without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Preferred Shares, other issuance of securities with respect to the Preferred Shares and exercise of the Warrants) and no Current Information Failure (as defined in the Registration Rights Agreement) exists or is continuing; (ii) on each day during the period beginning thirty calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including the Required Minimum Securities Amount) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of the Preferred Shares on a timely basis as set forth in Section 4(c) hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount of the Preferred Shares being redeemed in the event requiring this determination) may be issued in full without violating Section 4(d) hereof; (v) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount of the Preferred Shares being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) any Resale Registration Statement to be used for the resale of all, or any part, of the applicable Required Minimum Resale Securities Amount to not be effective or the prospectus contained therein to not be available for the resale of the applicable Required Minimum Resale Securities Amount in accordance with the terms of the Registration Rights Agreement or (2) any Required Minimum Securities 144 Amount to not be eligible for resale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Preferred Shares, other issuance of securities with respect to the Preferred Shares and exercise of the Warrants) and no Current Information Failure exists or is continuing; (viii) the applicable Holder shall not be in (and no other holder of Preferred Shares shall be in) possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (ix) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (x) on each Trading Day during the Equity Conditions Measuring Period, there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination; (xi) on the applicable date of determination (A) no Authorized Share Failure shall exist or be continuing and the applicable Required Minimum Securities Amount of shares of Common Stock are available under the certificate of incorporation of the Company and reserved by the Company to be issued pursuant to the Preferred Shares and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount of the Preferred Shares being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (xii) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; and (xi) the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market.

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(hh)         “Equity Conditions Failure” means that (i) on any day during the period commencing twenty (20) Trading Days prior to the applicable Company Optional Redemption Notice Date through the applicable Company Optional Redemption Date or (ii) on any day during the period commencing twenty (20) Trading Days prior to the applicable Installment Notice Date through the later of the applicable Installment Date and the date on which the applicable shares of Common Stock are actually delivered to the applicable Holder, the Equity Conditions have not been satisfied (or waived in writing by the applicable Holder).

(ii)           “Event Market Price” means, with respect to any Stock Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the Common Stock for each of the five (5) Trading Days with the lowest VWAP of the Common Stock during the fifteen (15) consecutive Trading Day period ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Stock Combination Event Date, divided by (y) five (5).

(jj)           “Excluded Securities” means (i) shares of Common Stock or standard options to purchase Common Stock to third party service providers in lieu of or in addition to cash for services rendered; provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Subscription Date pursuant to this clause (i) do not, in the aggregate, exceed more than 15% of the Common Stock issued and outstanding immediately prior to the Subscription Date and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock or standard options to purchase Common Stock issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Subscription Date pursuant to this clause (ii) do not, in the aggregate, exceed more than 15% of the Common Stock issued and outstanding immediately prior to the Subscription Date and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iv) the shares of Common Stock issuable upon conversion of the Preferred Shares or otherwise pursuant to the terms of this Certificate of Designations; provided, that the terms of this Certificate of Designations are not amended, modified or changed on or after the Subscription Date (other than anti-dilution adjustments pursuant to the terms thereof in effect as of the Subscription Date), and (v) the shares of Common Stock issuable upon exercise of the Warrants; provided, that the terms of the Warrants are not amended, modified or changed on or after the Subscription Date (other than anti-dilution adjustments pursuant to the terms thereof in effect as of the Subscription Date).

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(kk)         “Fiscal Quarter” means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company’s fiscal year as of the date hereof that ends on December 31.

(ll)           “Fiscal Year” means the fiscal year adopted by the Company for financial reporting purposes as of the date hereof that ends on December 31.

(mm)       “Floor Price” means $0.35.

(nn)        “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Voting Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (w) 35% of the outstanding shares of Series A Preferred Stock of the Company, (x) 50% of the outstanding shares of Voting Stock, (y) 50% of the outstanding shares of Voting Stock calculated as if any shares of Voting Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Voting Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Voting Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (w) at least 35% of the outstanding shares of Voting Stock of the Company, (x) at least 50% of the outstanding shares of Voting Stock, (y) at least 50% of the outstanding shares of Voting Stock calculated as if any shares of Voting Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Voting Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Voting Stock, or (v) reorganize, recapitalize or reclassify its Voting Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Voting Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (w) at least 35% of the outstanding shares of Voting Stock of the Company, (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock not held by all such Subject Entities as of the date of the Preferred Shares calculated as if any shares of Voting Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Voting Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Voting Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(oo)          “GAAP” means United States generally accepted accounting principles, consistently applied.

(pp)          “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(qq)          “Holder Pro Rata Amount” means, with respect to any Holder, a fraction (i) the numerator of which is the number of Preferred Shares issued to such Holder pursuant to the Securities Purchase Agreement on the Initial Issuance Date and (ii) the denominator of which is the number of Preferred Shares issued to all Holders pursuant to the Securities Purchase Agreement on the Initial Issuance Date.

(rr)           “Indebtedness” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(ss)          “Initial Installment Notice Due Date” means the earlier of (x) the Effective Date (as defined in the Registration Rights Agreement) of the initial Registration Statement and (y) July 15, 2017.

(tt)           “Initial Preferred Shares” shall have the meaning as set forth in the Securities Purchase Agreement.

(uu)         “Installment Amount” means, with respect to any given Holder and any given Installment Date, the Conversion Amount of the Installment Share Amount of Preferred Shares of such Holder for such Installment Date.

(vv)         “Installment Balance Conversion Shares” means, for any given Holder on any Installment Date, a number of shares of Common Stock equal to (i) the Post-Installment Conversion Shares of such Holder for such date minus (ii) the amount of any Pre-Installment Conversion Shares delivered to such Holder in respect of the applicable Installment Date; provided, that in the event that such amount of Pre-Installment Conversion Shares exceeds such Post-Installment Conversion Shares for such date (such excess, the “Installment Conversion Shares Excess”), such Installment Balance Conversion Shares shall equal zero (0) for such date.

(ww)         “Installment Balance Floor Conversion Shares” means, for any given Holder on any Installment Date, a number of shares of Common Stock equal to (i) the Post-Installment Floor Conversion Shares of such Holder for such date minus (ii) the amount of any Pre-Installment Floor Conversion Shares that would have been delivered to such Holder in respect of the applicable Installment Date; provided, that in the event that such amount of Pre-Installment Floor Conversion Shares exceeds such Post-Installment Floor Conversion Shares for such date (such excess, the “Installment Floor Conversion Shares Excess”), such Installment Balance Floor Conversion Shares shall equal zero (0) for such date.

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(xx)        “Installment Conversion Price” means, with respect to a particular date of determination, the lower of (A) the Conversion Price then in effect and (B) the greater of (x) the Floor Price and (y) the lower of (i) 85% of the VWAP of the Common Stock as of the Trading Day immediately preceding the applicable Installment Date and (ii) 85% of the quotient of (A) the sum of the VWAP of the Common Stock for each of the ten (10) Trading Days with the lowest VWAP of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately prior to the applicable Installment Date, divided by (B) ten (10). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

(yy)       “Installment Date” means (i) the twenty-first (21st) Trading Day after the Initial Installment Notice Due Date, (ii) then, (x) if the last Trading Day of the calendar month immediately following the initial Installment Date occurs less than twenty (20) Trading Days after the initial Installment Date, the last Trading Day of the second calendar month immediately following the initial Installment Date or (y) otherwise, the last Trading Day of the calendar month immediately following the initial Installment Date, (iii) thereafter, the last Trading Day of the calendar month immediately following the previous Installment Date until the Maturity Date, and (iv) the Maturity Date; provided, that with respect to each share of Additional Preferred Stock, the initial Installment Date for such Additional Preferred Stock shall be the initial Installment Date at least twenty (20) Trading Days after the date of issuance of such Additional Preferred Stock (unless subject to an Acceleration in accordance with Section 9(e)).

(zz)        “Installment Share Amount” means, with respect to any given Holder, the aggregate number of Preferred Shares equal to the sum of (A) (i) with respect to any Installment Date other than the Maturity Date, the lesser of (x) the number of Preferred Shares (which shall be allocated initially to any Additional Preferred Shares then outstanding of such Holder, and thereafter to any Initial Preferred Shares then outstanding of such Holder) equal to (i) such Holder’s Pro Rata Amount (rounded to the nearest whole number) of the Aggregate Installment Share Amount of Preferred Shares or (ii) all Preferred Shares then held by such Holder only if such number of Preferred Shares then held by such Holder is less than the amount determined under the immediately preceding clause (i) (in each case, as any such Installment Share Amount of Preferred Shares may be reduced pursuant to the terms of this Certificate of Designations, whether upon conversion, redemption or Deferral), (B) any prior Deferral Amount of Preferred Shares deferred pursuant to Section 9(d) and included in such Installment Share Amount of Preferred Shares in accordance therewith, and (C) any Preferred Shares corresponding to any Acceleration Amount accelerated pursuant to Section 9(e) and included in such Installment Share Amount of Preferred Shares in accordance therewith.

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(aaa)         “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole.

(bbb)        “Maturity Date” shall mean December 31, 2019; provided, however, the Maturity Date may be extended at the option of the Required Holders (i) in the event that, and for so long as, a Triggering Event shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in a Triggering Event or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of its Preferred Shares pursuant to Section 4(c) hereof, and the Conversion Amount would be limited pursuant to Section 4(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of such Preferred Shares.

(ccc)         “New Subsidiary” means, as of any date of determination, any Person in which the Company after the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries.”

(ddd)       “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(eee)        “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(fff)        “Permitted Indebtedness” means (i) Indebtedness set forth on Schedule 3(s) to the Securities Purchase Agreement, as in effect as of the Subscription Date, (iii) Indebtedness secured by Permitted Liens or unsecured but as described in clauses (iv) and (v) of the definition of Permitted Liens and (iv) Permitted Senior Indebtedness.

(ggg)      “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting a Triggering Event under Section 5(a)(xv).

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(hhh)     “Permitted Senior Indebtedness” means the indebtedness evidenced by that certain 8% Senior Debenture issued by the Company on May 10, 2017 in the principal amount of $1,000,000, provided, however, that the aggregate outstanding principal amount of such Indebtedness permitted hereunder does not at any time exceed $1,500,000.

(iii)        “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(jjj)        “Post-Installment Conversion Shares" means, for any given Holder on for an Installment Date and without taking into account the delivery of any Pre-Installment Conversion Shares to such Holder, that number of shares of Common Stock equal to the applicable Installment Conversion Amount of such Holder (including, without limitation, the addition of any Deferral Amounts and/or Acceleration Amounts to such Installment Conversion Amount by such Holder in accordance with Section 9(d) and/or Section 9(e), respectively, on such Installment Date) divided by the Installment Conversion Price as in effect on the applicable Installment Date, rounded up to the nearest whole share of Common Stock.

(kkk)      “Post-Installment Floor Conversion Shares" means, for any given Holder on an Installment Date and without taking into account the number of Pre-Installment Floor Conversion Shares of such Holder, that number of shares of Common Stock equal to the applicable Installment Conversion Amount of such Holder (including, without limitation, the addition of any Deferral Amounts and/or Acceleration Amounts to such Installment Conversion Amount by such Holder in accordance with Section 9(d) and/or Section 9(e), respectively, on such Installment Date) divided by the Installment Conversion Price but determined without giving effect to clause (x) of such definition, as of the applicable Installment Date, rounded up to the nearest whole share of Common Stock.

(lll)        “Preferred Warrants” shall have the meaning as set forth in the Securities Purchase Agreement.

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(mmm)        “Pre-Installment Floor Conversion Shares” means, for any given Holder on an Installment Date, that number of shares of Common Stock equal to the applicable Installment Conversion Amount of such Holder (including, without limitation, the addition of any Deferral Amounts and/or Acceleration Amounts to such Company Conversion Amount by such Holder in accordance with Section 9(d) and/or Section 9(e), respectively, on such Installment Date) divided by the Pre-Installment Conversion Price but determined without giving effect to clause (x) of such definition, as of the applicable Installment Notice Date, rounded up to the nearest whole share of Common Stock.

(nnn)        “Pre-Installment Conversion Price” means, with respect to a given Holder on a particular date of determination, the lower of (A) the Conversion Price then in effect and (B) the greater of (x) the Floor Price and (y) the lower of (i) 85% of the VWAP of the Common Stock as of the Trading Day immediately preceding the date of the delivery or deemed delivery of the applicable Installment Notice to such Holder and (ii) 85% of the quotient of (A) the sum of the VWAP of the Common Stock for each of the ten (10) Trading Days with the lowest VWAP of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the date of the delivery or deemed delivery of the applicable Installment Notice, divided by (B) ten (10). All such determinations to be appropriately adjusted for any stock split, stock Dividends, stock combination or other similar transaction during any such measuring period.

(ooo)        “Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any Trading Day during any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $0.88 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

(ppp)        “Principal Market” means the Nasdaq Capital Market.

(qqq)        “Redemption Notices” means, collectively, the Triggering Events Redemption Notices, the Maturity Redemption Notice, the Company Optional Redemption Notice, the Installment Notices with respect to any Installment Redemption and the Change of Control Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(rrr)          “Redemption Premium” means 115%.

(sss)        “Redemption Prices” means, collectively, Triggering Event Redemption Prices, the Change of Control Redemption Prices, the Maturity Redemption Price, the Company Optional Redemption Prices and the Installment Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

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(ttt)          “Registration Rights Agreement” means that certain registration rights agreement, dated as of the Closing Date, by and among the Company and the initial holders of the Preferred Shares relating to, among other things, the registration of the issuance of the Additional Preferred Shares, as may be amended from time to time.

(uuu)        “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(vvv)        “Securities Purchase Agreement” means that certain securities purchase agreement by and among the Company and the initial holders of Preferred Shares, dated as of the Subscription Date, as may be amended from time in accordance with the terms thereof.

(www)      “Stated Value” shall mean $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Preferred Shares.

(xxx)          “Subscription Date” means June 12, 2017.

(yyy)        “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

(zzz)          “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(aaaa)       “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(bbbb)      “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(cccc)      “Transaction Documents” shall have the meaning as set forth in the Securities Purchase Agreement.

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(dddd)      “Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Eligible Market on at least five (5) Trading Days during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”), is less than, as applicable, (x) if on or prior to the sixty (60) calendar day anniversary of the Closing Date, $150,000, (y) if after the sixty (60) calendar day anniversary of the Closing Date, but on or prior to the one hundred and twenty (120) calendar day anniversary of the Closing Date, $175,000 or (z) if after the one hundred and twenty (120) calendar day anniversary of the Closing Date, $200,000, (in each case, as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such Volume Failure Measuring Period.

(eeee)      “Voting Stock” of a Person means the Common Stock and each series or other class of capital stock of such Person pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any series or other class or classes shall have or might have voting power by reason of the happening of any contingency).

(ffff)         “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 25. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

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(gggg)      “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(hhhh)      “Warrant Shares” means, collectively, the shares of Common Stock issuable upon exercise of the Warrants.

34.         Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, such Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries. If the Company or any of its Subsidiaries provides material non-public information to a Holder that is not simultaneously filed in a Current Report on Form 8-K and such Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that such Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. Nothing contained in this Section 34 shall limit any obligations of the Company, or any rights of any Holder, under Section 4(i) of the Securities Purchase Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designations of Series C Convertible Preferred Stock MagneGas Corporation to be signed by its Chief Executive Officer on this 15th day of June, 2017.

MAGNEGAS CORPORATION

By:	/s/ Ermanno Santilli
Name: Ermanno Santilli
Title: Chief Executive Officer

EXHIBIT I

MAGNEGAS CORPORATION

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of MagneGas Corporation (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock, $0.001 par value per share (the “Preferred Shares”), of Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), indicated below into shares of common stock, $0.001 value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate number of Preferred Shares to be converted

Aggregate Stated Value of such Preferred Shares to be converted:

Aggregate accrued and unpaid Dividends and accrued and unpaid Late Charges with respect to such Preferred Shares and such Aggregate Dividends to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Installment Share Amount(s) of Preferred Shares to be reduced (and corresponding Installment Date(s)) and amount of reduction:

☐         If this Conversion Notice is being delivered with respect to an Alternate Conversion, check here if Holder is electing to use the following Alternate Conversion Price:____________

☐         If this Conversion Notice is being delivered with respect to an Acceleration, check here if Holder is electing to use _________ as the Pre-Installment Conversion Price or Installment Conversion Price (as applicable) related to the following Installment Date:____________

Please issue the Common Stock into which the applicable Preferred Shares are being converted to Holder, or for its benefit, as follows:

☐         Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐         Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __, _____

Name of Registered Holder

By:
Name:
Title:

Tax ID: ______________________________________

Facsimile: ____________________________________

E-mail Address:

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EXHIBIT II

ACKNOWLEDGMENT

The Company hereby (a) acknowledges this Conversion Notice, (b) certifies that the above indicated number of shares of Common Stock [are][are not] eligible to be resold by the applicable Holder either (i) pursuant to Rule 144 (subject to such Holder’s execution and delivery to the Company of a customary 144 representation letter) or (ii) an effective and available registration statement and (c) hereby directs Corporate Stock Transfer to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated June 15, 2017 from the Company and acknowledged and agreed to by Corporate Stock Transfer.

MAGNEGAS CORPORATION

By:
Name:
Title: